EXHIBIT 31.4

CERTIFICATION

I, Matthew Dallas, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of AVEO Pharmaceuticals, Inc.; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2019

/s/ Matthew Dallas
Matthew Dallas
Chief Financial Officer (Principal Financial Officer)